EXHIBIT 1.1

                        September 22, 1998

Schroder & Co. Inc.
787 Seventh Avenue, 5th Floor
New York, New York 10019

Re:  Placement of Securities of Nationwide Health Properties, Inc.


Dear Sirs:

     This letter (the "Agreement") confirms our agreement to retain Schroder & Co. Inc. (the "Placement Agent") as our exclusive agent for a period commencing on the date of this letter and terminating on September 30, 1998, unless extended by the parties, to introduce Nationwide Health Properties, Inc. (the "Company"), to certain investors as prospective purchasers of 1,500,000 shares ("Shares") of common stock, $0.10 par value per share, of the Company (the "Common Stock"). The engagement described herein (i) may be terminated by the Company at any time prior to the closing date of the consummation of the sale of the Shares and (ii) shall be in accordance with applicable laws and pursuant to the following procedures and terms and conditions:

     1.  The Company will:

         (a) Cause the Company's independent public accountants to address and deliver to the Company and the Placement Agent a letter or letters (which letters are frequently referred to as "comfort letters") dated the date hereof, and a "bring-down" letter dated as of September 25, 1998 the "Closing Date"), both of which letters will at all times be in form and substance reasonably satisfactory to the Placement Agent.

         (b) On the Closing Date, cause outside counsel to the Company, to deliver opinions to the Placement Agent in form and substance reasonably satisfactory to the Placement Agent and its counsel.

         (c) Apply for listing the Shares for trading on the New York Stock Exchange, Inc. ("NYSE") within two business days from the date hereof and will use its best efforts to obtain approval from the NYSE with respect to such listing on or prior to the Closing Date.

     2. The Placement Agent will use reasonable efforts on behalf of the Company in connection with the Placement Agent's services hereunder. No sales of Shares shall be made to any person without the prior approval of such person by the Company. The Placement Agent's aggregate fee for introducing the prospective investors will be equal to $0.25 per Share from the sale of the Shares. Such fee shall be payable by the Company at the Closing Date. The Placement Agent may, in its sole discretion, retain one or more sub-placement agents.

     3.  The Company hereby agrees as follows:

         (a) The Company will indemnify and hold harmless the Placement Agent and each of its respective partners, directors, officers, associates, affiliates, subsidiaries, employees, consultants, attorneys and agents, and each person, if any, controlling the Placement Agent or any of its affiliates within the meaning of either Section 15 of the Securities Act of 1933, as amended (the "Act") or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, liabilities or costs (and any legal or other expenses incurred by such Placement Agent in investigating or defending the same or in giving testimony or furnishing documents in response to a request of any government agency or to a subpoena) in any way relating to or in any way arising out of the activities of the Placement Agent contemplated by this letter, or in connection with the offering or sale of the Shares to be sold by the Company as contemplated hereunder. Such indemnity agreement shall not, however, cover any such loss, claim, damage, liability, cost or expense which is held in a final judgment of a court of competent jurisdiction (not subject to further appeal) to have arisen out of the gross negligence or willful misconduct of the Placement Agent.

         (b) The Placement Agent will indemnify and hold harmless the Company and each of its directors, officers, associates, affiliates, subsidiaries, employees, consultants, attorneys, agents, and each person controlling the Company or any of its affiliates within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities, costs or expenses (and any legal or other expenses incurred by such indemnitee in investigating or defending the same or in giving testimony or furnishing documents in response to a request of any government agency or to a subpoena) (i) which are held in a final judgment of a court of competent jurisdiction (not subject to further appeal) to have arisen out of the gross negligence or willful misconduct of such Placement Agent or (ii) are based upon information furnished in writing to the Company by the Placement Agent expressly for use in the Prospectus, which information the parties hereby agree is limited solely to that set forth under the caption "Plan of Distribution" in the Prospectus Supplement (as hereinafter defined).

         (c) If any action, proceeding or investigation is commenced as to which the indemnified party hereunder proposes to demand indemnification under this letter agreement, it will notify the indemnifying party with reasonable promptness. The indemnified party shall have the right to retain counsel of its own choice (which choice shall be reasonably satisfactory to the indemnifying party) to represent it and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the indemnifying party and any counsel designated by the indemnifying party. The indemnifying party will not be liable under this letter agreement for any settlement of any claim against the indemnified party made without the indemnifying party's written consent.

               In order to provide for just and equitable contribution, if a claim for indemnification pursuant to this paragraph 3 is made but it is found in a final judgment by a court of competent jurisdiction
(not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provided for indemnification in such case, then the Company, on the one hand, and the Placement Agent, on the other hand, shall contribute to the losses, claims, damages, liabilities or costs to which the indemnified persons may be subject in accordance with the relative benefits received from the offering and sale of the Shares by the Company, on the one hand, and the Placement Agent, on the other hand, and also the relative fault of the Company, on the one hand, and the Placement Agent, on the other hand, in connection with the statements, acts or omissions which resulted in such losses, claims, damages, liabilities or costs, and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, the Placement Agent shall not be obligated to contribute any amount hereunder that exceeds the fees received by the Placement Agent in respect of the offering and sale of the Shares.

        4.  The Company represents and warrants to the Placement
Agent as of the date hereof and as of the Closing Date as follows:

            (a) On the effective date, the Registration Statement complied in all material respects with the requirements of the Act and the rules and regulations promulgated under the Act (the "Regulations"); at the effective date the Basic Prospectus complied, and at the Closing Date the Prospectus will comply, in all material respects with the requirements of the Act and the Regulations; and (ii) the Registration Statement at the effective date and as amended or supplemented on the date hereof and on the Closing Date did not, does not and will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
and the Prospectus as of any such time, did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Placement Agent expressly for use therein.
As used in this Agreement, the term "Registration Statement" means the "shelf" registration statement on Form S-3 (File No. 333-17061), as amended, as declared effective by the Securities and Exchange Commission (the "SEC"), including exhibits, financial statements, schedules and documents incorporated by reference therein. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus Supplement" means the prospectus supplement specifically relating to the Shares as filed with the Commission pursuant to Rule 424 under the Act. The term "Prospectus" means the Basic Prospectus and the Prospectus Supplement. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein as of the date hereof or the date of the Prospectus, as the case may be, and any reference herein to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents filed after such date and through the date of such amendment or supplement under the Exchange Act and so incorporated by reference.

        (b) Since the date as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the subsidiaries of the Company (the "Subsidiaries") considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

        (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland. Each of the Subsidiaries of the Company has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization. Each of the Company and its Subsidiaries has the corporate power and authority to own and lease its properties and to conduct its business as described in the Prospectus; and each of the Company and its Subsidiaries is duly qualified to transact business in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

        (d) The authorized capital stock of the Company consists of 5,000,000 shares of preferred stock, $1.00 par value per share, and 100,000,000 shares of Common Stock. The issued and outstanding capital stock of the Company will be as set forth in the Company's balance sheet at June 30, 1998 contained in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1998 incorporated by reference in the Prospectus (except for subsequent issuances, if any, pursuant to employee benefit plans or the exercise of convertible securities referred to in the Prospectus); the issued and outstanding shares of common stock have been duly authorized and validly issued and are fully paid and non-assessable; the Shares have been duly authorized and, when issued and delivered as contemplated hereby, will be validly issued, fully paid and non-assessable; and the issuance of the Shares is not subject to preemptive or other similar rights.

        (e) Neither the Company nor any of its Subsidiaries is in violation of its organizational documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument or agreement to which the Company or any if its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject where such a violation or default would have a material adverse effect on the Company or any of its Subsidiaries, considered as one enterprise; and, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action and will not conflict with or constitute a material breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other material instrument or agreement to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will any such action result in any violation of the provisions of the charter or by-laws of the Company or any of its Subsidiaries or any applicable law, or administrative or court decree.

        (f) The Company is organized in conformity with the requirements for qualification and, as of the date hereof and as of the Closing Date, operates in a manner that qualifies it as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations thereunder and will be so qualified after giving effect to the sale of the Securities.

        (g) The Company is not required to be registered under the Investment Company Act of 1940, as amended.

        (h) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, which is required to be disclosed in the Prospectus (other than as disclosed therein), or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its Subsidiaries considered as one enterprise, or which might materially and adversely affect their respective property or assets or which might materially and adversely affect the consummation of this Agreement; all pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the business of the Company and its Subsidiaries considered as one enterprise.

        (i) No authorization, approval or consent of any court or United States federal or state governmental authority or agency is necessary in connection with the sale of the Shares hereunder, except such as may be required under the Act, the Regulations, state securities laws, real estate syndication laws or NYSE rules and regulations.

        (j) The Company and its Subsidiaries possess such material certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by them, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings or business affairs of the Company and its Subsidiaries considered as one enterprise.

        (k) The Company has full power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company.

        (l) The Company has good and marketable title to all of the properties and assets reflected in the audited financial statements contained in the Prospectus, subject to no lien, mortgage, pledge or encumbrance of any kind except those reflected in such financial statements (or as otherwise described in the Prospectus) or which are not material.

        (m) Any certificate signed by any officer of the Company and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed a representation and warranty by the Company to the Placement Agent as to the matters covered thereby.

     5. The Placement Agent represents and warrants to the Company that, assuming compliance by the Company with all relevant provisions of the Act in connection with the Prospectus, the Placement Agent will conduct all offers and sales of the Shares in compliance with the relevant provisions of the Act and the Regulations and various state securities laws and regulations.

     6. This Agreement shall be governed by the laws of the State of New York governing contracts made and to be performed in such State without giving effect to principles of conflicts of law.

     7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be the same Agreement.

     8. If the foregoing is in accord with your understanding of our agreement, please sign in the space provided below and return a signed copy of this letter to the Company.

                               Sincerely,

                              NATIONWIDE HEALTH PROPERTIES,INC.

                              By:   /s/ Mark L. Desmond
                                 ----------------------------
                                 Name:  Mark L. Desmond
                                 Title: Senior Vice President
                                        and Chief Financial
                                        Officer

Accepted by:

SCHRODER & CO. INC.

By: /s/ Laurent X. De Marval
   --------------------------
        Laurent X. De Marval
        Managing Director

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